UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On September 13, 2005 the Registrant’s Board of Directors approved a plan of termination and general restructuring. Under the plan, the Registrant will terminate approximately fifty (50) employees located in the United States and international countries. The restructuring will also include a reduction of 90 – 100 international contractors engaged by the Registrant.

In connection with the completion of recent product development milestones, the Registrant is streamlining its organization to match with business demands. These changes are consistent with the Registrant’s plan to turn operational cash flow positive by the end of this fiscal year (FY06) and to streamline the Registrant’s operations for long-term profitability. The Registrant expects to complete the majority of the reductions in the third quarter of its fiscal year 2006.

The Registrant anticipates these activities will result in a total restructuring charge of approximately $2.0 to $2.3 million: including one-time severance and benefit expenses of approximately $1.5 million; one-time charges of up to $0.45 million related to the termination of subcontract and other agreements and the early retirement of certain fixed assets; and one-time legal and accounting operating expenses of approximately $0.2 million. The majority of the restructuring charges are expected to be recognized in the Registrant’s third quarter of fiscal year 2006. Cash expenses of approximately $1.7 - $2.0 million are anticipated to be paid over the third and fourth fiscal quarters. The Registrant anticipates these restructuring activities will result in a spending reduction of approximately $3.0 million on a quarterly basis.

The Registrant expects to hold a conference call with the investment community to provide a business update after filing its Form 10-K with the Securities and Exchange Commission for its fiscal year end 2005.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections, the extent or timing of cost savings, spending reductions, charges, revenue, cash flow, including operational cash flow or profitability improvements, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including timing and execution of any restructuring plans, retirement programs, benefit program changes or reorganizations and extent of employees impacted; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the timing and execution of plans and programs; employee management issues; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in our Securities and Exchange Commission reports, including, but not limited to, the risks described in our Annual Report on Form 10-K for the fiscal year ended January 30, 2004, our Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2004, and other reports (including other reports on Form 8-K) that we have filed since our Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2004. We assume no obligation and do not intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: September 15, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary